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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 13, 2000


                             MCM CAPITAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                    000-26489               48-1090909
(State or other jurisdiction        (Commission           (IRS Employer
    of incorporation)              File Number)          Identification No.)


                     500 N. FIRST, HUTCHINSON, KANSAS 67501
               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code           (800) 759-0327


                                 Not applicable.
         (Former name or former address, if changed since last report.)
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ITEM 5.           OTHER EVENTS

Closing of Senior Note Financing

         On January 13, 2000, MCM Capital Group, Inc. ("MCM") closed a financing transaction in which MCM issued $10 million of its senior unsecured notes (the "Debt") to a major financial institution (the "Investor"). The Debt includes the following terms:

         - Interest is payable semi-annually at the rate of 12% per annum, in cash or, on any payment date on or prior to January 15, 2002, additional notes ("Interest Notes"), at MCM's option.

         - The Debt matures on January 15, 2007. Interest Notes mature on July 1, 2005.

         - The Debt may be redeemed without premium or penalty at any time. If there is a change in control (as defined) of MCM, MCM must offer to repurchase the Debt without premium or penalty.

         - The Debt is an unsecured obligation of the Company and is guaranteed by Midland Credit Management, Inc. ("Midland Credit"), a wholly-owned subsidiary of MCM. Any other material subsidiary of MCM, other than its securitization subsidiaries, must also guarantee the Debt.

         - In connection with issuance of the Debt, the Company issued a warrant to the Investor to acquire up to 428,571 shares of the Company's common stock (subject to adjustment) at a price of $0.01 per share. This warrant is not exercisable until April 12, 2000. From April 12, 2000 to October 9, 2000, the Investor can exercise the warrant for up to 50% of the common stock covered by the warrant. Beginning on October 10, 2000 through January 12, 2005, the Investor can exercise the warrant for 100% of the covered common stock. The holder was also granted certain registration rights in connection with the common stock issuable upon exercise of the warrant.

                  - Up to $10 million principal amount of the Debt is guaranteed by Triarc Companies, Inc. ("Triarc"), subject to reduction under certain circumstances. However, no demand or claim may be made on the guarantee prior to July 12, 2001. Triarc indirectly owns approximately 8.4% of the outstanding common stock of MCM. In addition, Nelson Peltz, Peter W. May and Eric D. Kogan, each of whom are directors of MCM and are officers and/or directors of Triarc, directly or indirectly own approximately 13.5% of the outstanding common stock of MCM. In consideration for the Guaranty, MCM paid Triarc a fee of $200,000 and issued a warrant to Triarc for the purchase of up to 100,000 shares of common stock of MCM (subject to adjustment) at $0.01 per share at any time on or before January 12, 2005. Triarc has the right to purchase the Debt from the Investor under certain circumstances. If Triarc (or any third party designated by Triarc) purchases the Debt on or prior to April 11, 2000, Triarc (or the designated third party) will receive 100% of the warrants issued to the Investor, and if Triarc (or the designated third party) purchases the Debt on or after April 12, 2000 but prior to October 9, 2000, Triarc (or the designated third party) will receive 50% of the warrants issued to the Investor.
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         The board of directors of MCM approved the issuances of the Debt and related transactions, and the disinterested members of the board of directors of MCM approved the payment of the fee and the issuance of the warrants to Triarc.

         Under the terms of the Debt, MCM can issue up to an additional $40 million principal amount of notes ("Additional Notes") on substantially similar terms as the Debt. MCM must use the proceeds from any Additional Notes issued in excess of $25.0 million to permanently reduce certain existing indebtedness of Midland Credit. MCM is in discussions with various parties regarding the purchase of Additional Notes. However, MCM does not currently have commitments for any Additional Notes, and there can be no assurance that MCM will be able to sell any of the Additional Notes. The note purchase agreement under which the Debt was issued (the "Note Purchase Agreement") supersedes the indication of interest previously given by the Investor, which was referenced in MCM's Report on Form 10-Q for the quarter ended September 30, 1999 (the "Third Quarter 10-Q").

         For further information regarding the transaction, see the documents filed as exhibits in Item 7 hereof.

Closing of Securitization Transaction

         On January 18, 2000, MCM closed a securitization transaction (the "Securitization Transaction"). Midland Receivables 99-1 Corporation, a bankruptcy remote special purpose entity formed by Midland Credit, issued nonrecourse notes in the amount of $28.9 million, bearing interest at 9.63% per annum. The notes are collateralized by the securitized charged-off receivables and an initial cash reserve account of approximately $1.5 million and are insured through a financial guarantee insurance policy. The securitized receivables had an original aggregate charged-off balance of approximately $658.9 million without giving effect to recoveries or settled balances and an aggregate adjusted original cost of approximately $39.5 million. The securitization will be accounted for as a financing transaction. MCM will recognize income over the estimated life of the receivables securitized and the receivables and corresponding debt will remain on MCM's balance sheet.

Liquidity and Capital Resources

         In 1999, Midland Credit was a party to three separate forward flow agreements under which it purchased substantially all of its receivables. One of these agreements terminated in November of 1999, and one terminated on December 31, 1999. Neither of these forward flow agreements was renewed. The remaining forward flow agreement terminates by its terms in February 2001. Midland Credit recently obtained an amendment to this agreement that permits termination by either party on 30 days notice, although Midland Credit agreed to pay for its January and February 2000 purchases under the agreement in advance. If Midland Credit terminates this agreement, the seller will be released from its obligation to repurchase or replace previously acquired receivables that violated certain representations and warranties contained in the forward flow agreement. If any of the receivables also breach representations in Midland Credit's securitization transactions and Midland Credit has to repurchase those receivables, it could not seek compensation or substitution from the seller and Midland Credit would ultimately be liable for any repurchase or substitution obligation under the securitization transactions. Midland Credit obtains substantially all receivables that it currently purchases and services under
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this forward flow agreement. In addition, the forward flow agreement is subject to early termination by Midland Credit and the seller upon the occurrence of specific events, so there can be no assurance that the forward flow contract will remain in effect until its scheduled termination date. There can be no assurance that Midland Credit will be able to obtain a sufficient number of receivables to maintain a profitable level of collections, retain qualified personnel or sustain its current growth.

         Under the Securitization Transaction, Midland Credit is prohibited from purchasing more than $3 million in the aggregate of receivables until it has obtained $10 million in additional financing. Thereafter, during any period in which Midland Credit has less than $10 million of committed and fully available financing, it may only purchase an additional $3 million in receivables. Midland Credit believes that if it obtains approximately $10 million in additional financing prior to March 15, 2000 and thereafter maintains $10 million in committed and fully available financing, it will have sufficient liquidity to continue to purchase receivables pursuant to its forward flow agreement and fund its operations and working capital needs for at least the next twelve months. There can be no assurance however that Midland Credit will be able to obtain and maintain such financing. If Midland Credit does not obtain such additional financing, it would cease making purchases of receivables under and, if necessary, terminate its forward flow agreement.

         Under the Securitization Transaction, if Midland Credit does not maintain certain specified amounts of unrestricted cash and/or availability under committed working capital facilities (varying over the period to February 28, 2001 from a low of $1 million to a high of $5 million and thereafter $5 million), an event of default will occur. If an event of default occurs, Midland Credit may be removed as servicer and the receivables in the Securitization Transaction can be liquidated to pay off the related notes issued in the securitization. The note insurer for the securitization (or noteholders under certain circumstances) can waive the event of default or elect not to remove Midland Credit as the servicer or to liquidate the receivables. In addition, under the Securitization Transaction, the note insurer or other controlling party must reappoint Midland Credit as the servicer prior to the end of each quarter. Should such an event of default occur, Midland Credit believes that it would have sufficient liquidity to fund its operations and working capital needs through at least December 2000, provided (i) the event of default is waived or the election is made not to remove Midland Credit as the servicer or liquidate the receivables, (ii) the controlling party continues to reappoint Midland Credit as the servicer on a quarterly basis, and (iii) Midland Credit ceases making purchases of receivables. If, however, the controlling party does not reappoint Midland Credit as servicer or an event of default occurs, including Midland Credit's inability to maintain the required liquidity or any event of default under any securitization transaction insured by the note insurer, and the controlling party removes Midland Credit as servicer or liquidates the receivables, MCM or Midland Credit may be required to, among other things, (i) cease making purchase of receivables and, if necessary, terminate its forward flow agreement, (ii) reduce future capital expenditures scheduled for computer, telephone and system upgrades, (iii) sell certain of its receivables portfolios for cash, (iv) reduce the number of employees and overall scope of operations,
(v) pursue strategic alternatives such as a sale, merger or recapitalization of MCM or Midland Credit, or (vi) seek protection under reorganization, insolvency or similar laws. In addition, if an event of default under the Securitization Transaction occurs and is continuing, and the controlling party removes Midland Credit as servicer, that would also cause an event of default under the Debt.
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         Reference is made to the Third Quarter 10-Q for additional information about MCM's commitments and contingencies.

Legal Proceedings

         As disclosed in the Third Quarter 10-Q, Varmint Investments Group, LLC and Panagora Partners, LLC filed suit against Midland Credit on July 22, 1998 in the United States District Court for the Southern District of Texas, Houston Division. The plaintiffs allege securities fraud, common law fraud, and fraudulent inducement based upon the sale of receivables by Midland Credit to the plaintiffs in 1997. The plaintiffs seek recovery of the purchase prices for the receivables, or approximately $1.3 million and, in addition, other damages, including exemplary or punitive damages, attorneys' fees, expenses, and court costs. Midland Credit has denied the allegations and is vigorously defending this suit. On November 8, 1999 the court issued orders denying Midland Credit's motion for summary judgment and a motion by Midland Credit to assert certain counterclaims. The trial, originally scheduled for January 10, 2000, has been rescheduled for April 3, 2000. Although any litigation is inherently uncertain, Midland Credit believes it has certain contractual defenses to the asserted claims. Notwithstanding the foregoing, a judgment adverse to Midland Credit involving this litigation could have a material adverse impact on MCM's business and its financial condition.

Forward Looking Statement Disclaimer

         The statements in this report that are not historical facts, including most importantly, those statements preceded by, or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks, uncertainties and other facts which may cause the actual results, performance or achievements of MCM and its subsidiaries to be materially different from any future results, performance or achievements express or implied by such forward-looking statements. Such factors include, but are not limited to, the following: MCM's ability to obtain sufficient quantities of receivables at favorable prices and to recover sufficient amounts on receivables to fund operations; MCM's ability to hire and retain qualified personnel to recover its receivables efficiently; the availability of financing; MCM's ability to maintain sufficient liquidity to operate its business; MCM's continued servicing of the receivables in its securitization transactions; unexpected costs associated with Year 2000 compliance or the business risk associated with Year 2000 non-compliance by suppliers; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings and other risks and uncertainties detailed in MCM's Securities and Exchange Commission filings. MCM will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or unanticipated events. In addition, it is MCM's policy generally not to make any specific projections as to future earnings, and MCM does not endorse any projections regarding future performance that may be made by third parties.
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ITEM 7.        EXHIBITS

10.1 Note Purchase Agreement dated as of January 12, 2000 between MCM and ING (U.S.) Capital LLC ("ING")

10.2     Warrant Agreement dated as of January 12, 2000 between MCM and ING

10.3 Warrant Agreement dated as of January 12, 2000 between MCM and Triarc Companies, Inc. ("Triarc").

10.4 Registration Rights Agreement dated as of January 12, 2000 between MCM and ING

10.5 Registration Rights Agreement dated as of June 30, 1999 among MCM, C.P. International Investments Limited, MCM Holding Company, LLC, and other persons

10.6     Subsidiary Guaranty dated as of January 12, 2000

10.7 Guaranty and Option Agreement dated as of January 12, 2000 between Triarc and ING

10.8 First Amendment to Loan Sale Agreement between Midland Credit Management, Inc. and MBNA America Bank N.A., dated as of
         January 13, 2000


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MCM CAPITAL GROUP, INC.


Date:  January 20, 2000        By: /s/ R. Brooks Sherman, Jr.
                                  ---------------------------------------------
                                   R. Brooks Sherman, Jr.
                                    Executive Vice President,
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)

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                                     EXHIBIT INDEX

10.1 Note Purchase Agreement dated as of January 12, 2000 between MCM and ING (U.S.) Capital LLC ("ING")

10.2     Warrant Agreement dated as of January 12, 2000 between MCM and ING

10.3     Warrant Agreement dated as of January 12, 2000 between MCM and Triarc.

10.4 Registration Rights Agreement dated as of January 12, 2000 between MCM and ING

10.5 Registration Rights Agreement dated as of June 30, 1999 among MCM, C.P. International Investments Limited, MCM Holding Company, LLC, and other persons

10.6     Subsidiary Guaranty dated as of January 12, 2000

10.7 Guaranty and Option Agreement dated as of January 12, 2000 between Triarc Companies, Inc. ("Triarc") and ING

10.8 First Amendment to Loan Sale Agreement between Midland Credit Management, Inc. and MBNA America Bank N.A., dated January 13, 2000